SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                 August 11, 2003
                        (Date of earliest event reported)


                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




       1-9792                                              63-0949734
---------------------                        --------------------------------
(Commission File No.)                        (IRS Employer Identification No.)



      32 Wilson Boulevard 100
          Addison, Alabama                                 35540
--------------------------------------            ---------------------
(Address of principal executive offices)                 (Zip Code)




                                 (256) 747-9800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.
                  ---------------------------------------------------------


         (c)   EXHIBITS.

         Exhibit 99.1 Press Release dated August 11, 2003.


Item 12.          Disclosure of Results of Operations and Financial Condition.
                  -----------------------------------------------------------


             On August 11, 2003, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended June 28, 2003. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        CAVALIER HOMES, INC.
                                            (Registrant)


Date: August 11, 2003                   By   /s/ Michael R. Murphy
                                        --------------------------
                                             Michael R. Murphy
                                        Its Chief Financial Officer

                                   Exhibit Index

Exhibit                            Description


99.1                               Text of Press Release dated August 11, 2003.

                                                                  EXHIBIT 99.1


From:                      Cavalier Homes, Inc.
Approved by:               David Roberson
Subject:                   Second Quarter Results
Contact:                   Mike Murphy (256) 747-9800



CAVALIER ANNOUNCES SECOND QUARTER RESULTS

Addison, Ala. (August 11, 2003) - Cavalier Homes, Inc. (NYSE: CAV) today announced financial results for the second quarter and six months ended June 28, 2003. As expected, in light of further deterioration in market conditions beginning in late 2002, Cavalier's floor shipments and net sales for the second quarter were significantly below the year-earlier period. Nevertheless, Cavalier's revenues, shipments and gross profit all improved versus the first quarter of 2003 as the Company continued to pursue its plan to return to profitability.

     Revenue for the second quarter declined 36% to $68,721,000 from $106,643,000 in the year-earlier period. Home manufacturing sales, the largest component of revenue, fell 37% to $65,420,000 for the quarter versus $103,123,000 for the second quarter of 2002 as floor shipments declined 41% to 3,549 floors versus 6,020 floors in the same period last year.



     Cavalier's pre-tax loss for the second quarter was $409,000, inclusive of a gain of $624,000 on the sale of property in Arkansas and a $54,000 impairment charge related to the closure of a retail location in Pennsylvania. This compares with pre-tax income of $178,000 in the year-earlier period, which included a benefit of $1,163,000 from the settlement of an insurance claim; no impairment charges were recorded in the second quarter of 2002. Cavalier's net loss for the second quarter was $409,000 or $0.02 per diluted share compared with net income of $116,000 or $0.01 per diluted share in the same period last year.



     Commenting on the results, David Roberson, President and Chief Executive Officer, said, "While market conditions clearly remain tough, we are encouraged by the continued progress that Cavalier made in the second quarter to improve its sales volume, lower its break-even point, and move steadily toward profitable operations, assuming no further downturn in the economy. As evidence of our progress toward planned objectives, we reduced our pre-tax loss in the second quarter by approximately $5,800,000 versus the first quarter of 2003, despite significant ongoing deterioration in industry conditions over the past several months. This improvement reflects the immediate impact of the steps we have taken to adjust our manufacturing capacity to match market conditions, standardize work processes and engineering, and implement lean manufacturing techniques. More recently, and to this same end, we decided to close our home manufacturing facility in Shippenville, Pennsylvania, which was our smallest manufacturing facility. While we have now realized most of the planned cost reductions associated with the six plants we closed in late 2002, our latest action to close Shippenville should allow us to continue to lower our overall manufacturing costs and break-even going forward." Pursuant to its recent announcement, the Company was successful in its efforts to lease the Shippenville facility to a new operator, thereby providing a large percentage of the workforce an opportunity to maintain their jobs. The Company expects to incur $200,000 to $300,000 in charges associated with the closing during the second half of 2003, primarily related to employee severance.



     "Our profit improvement plan also depends on aggressive cost cutting in other areas, including corporate-level expenses," Roberson continued. "In this regard, I'm also pleased to note that selling, general and administrative expenses declined 13% in the second quarter versus the first quarter of 2003. In comparison with year-earlier periods, selling, general and administrative expenses were down 23% in the second quarter and 20% for the first six months of the year.


     Barry Donnell, Cavalier's Chairman, noted that Cavalier ended the second quarter with cash totaling $25,491,000 versus $28,491,000 at the same time last year. In line with the Company's lower sales levels in 2003, inventories declined 37% to $13,321,000 at June 28, 2003, from $21,064,000 at the end of the second quarter last year. Likewise, dealer inventory, including inventory at company-owned retail sales centers, declined 25% to approximately $130,000,000 from $173,000,000 a year ago.

     Donnell also noted that Cavalier recently completed previously announced negotiations with its primary lender for a $35,000,000 credit facility, closing the transaction last week. The new facility consists of a long-term (14-year), $10,000,000 real estate loan and a $25,000,000 revolving line of credit that matures in April 2005. It replaces the Company's previous $35,000,000 credit facility, under which $12,000,000 is outstanding; Cavalier intends to utilize the long-term portion of the new facility, together with $2,000,000 in cash, to repay the outstanding amount on the old facility.

     Cavalier's revenue for the first half of 2003 declined 37% to $127,932,000 from $201,556,000 in the first six months of 2002. Home manufacturing sales fell 37% to $122,345,000 for the period versus $195,111,000 last year as shipments declined 43% to 6,643 floors compared with 11,671 floors in the first six months of 2002.

     The Company's pre-tax loss for the first six months of 2003 was $6,591,000, including gains of $1,170,000 on the sale of property and $54,000 in impairment charges, compared with a pre-tax loss of $1,970,000 posted in the year-earlier period. As noted earlier, the pre-tax loss for the first half of 2002 included a $1,163,000 benefit from the settlement of an insurance claim in the second quarter. Cavalier recognized no income tax benefit for the first six months of 2003; in the prior-year period, the Company recognized an income tax benefit of $3,212,000. The Company's net loss before the cumulative effect of a change in accounting principle for the first half of 2003 was $6,591,000 or $0.37 per diluted share versus net income of $1,242,000 or $0.07 per diluted share in the first half of 2002.

     During the first quarter of 2002, Cavalier posted a charge of $14,162,000, net of taxes, or $0.80 per diluted share, to record the cumulative effect of a change in accounting principle, eliminating all of the Company's goodwill on the balance sheet at the beginning of the quarter pursuant to the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Therefore, the Company's net loss for the first half of 2002, giving effect to the change in accounting principle, was $12,920,000 or $0.73 per diluted share.

     Concluding, Roberson added: "We are encouraged with Cavalier's ongoing progress in the second quarter toward our objectives of returning to profitability on a lower revenue base. Despite the challenging market conditions we still confront, as evidenced by a 25% decline in industry floor shipments through May 2003, we are nonetheless encouraged by the longer-term prospects for our company and industry. A recent announcement concerning the entry of a new financing source for our industry provides encouragement that the present vacuum for lending capacity to home purchasers may begin to ease. This positive development, along with the possibility of additional entrants and an improving general economy on the horizon - stimulated by both monetary and fiscal policy - should aid our efforts to strengthen our operations in the second half of 2003 and beyond."

     Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network. A public, listen-only simulcast of Cavalier Homes' second quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (August 12, 2003) and may be accessed via the Company's web site, www.cavhomesinc.com; investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until September 12, 2003.

     With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2002, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended March 29, 2003, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

                                                  Cavalier Homes, Inc.
                                            Unaudited Financial Highlights
                                       (In thousands, except per share amounts)

                                                       Second Quarter Ended                 Six Months Ended
                                                   -----------------------------       -----------------------------
                                                    June 28,          June 29,          June 28,         June 29,
                                                      2003              2002              2003             2002
                                                   -----------       -----------      -----------       -----------
Revenue                                            $    68,721       $   106,643      $   127,932       $   201,556
Income (loss) before income taxes (benefit)               (409)              178           (6,591)           (1,970)
Income taxes (benefit)                                      --                62               --            (3,212)
Income (loss) before cumulative effect             -----------       -----------      -----------       -----------
   of change in accounting principle                      (409)              116           (6,591)            1,242
Cumulative effect of change in accounting
   principle net of tax benefit of $1,306                   --                --               --           (14,162)
                                                   -----------       -----------      -----------       -----------
Net income (loss)                                  $      (409)      $       116      $    (6,591)      $   (12,920)
Basic and diluted income (loss) per share:         ===========       ===========      ===========       ===========
   Income (loss) before cumulative effect
      of change in accounting principle            $     (0.02)      $      0.01      $     (0.37)      $      0.07
   Cumulative effect of change
      in accounting principle                               --                --               --             (0.80)
                                                   -----------       -----------      -----------       -----------
   Net income (loss)                               $     (0.02)      $      0.01      $     (0.37)      $     (0.73)
                                                   ===========       ===========      ===========       ===========
Weighted average shares - Basic                         17,666            17,665           17,666            17,664
                                                   ===========       ===========      ===========       ===========
Weighted average shares - Diluted                       17,666            17,760           17,666            17,742
                                                   ===========       ===========      ===========       ===========


Cavalier Homes, Inc. Data Sheet  (Unaudited)
                                 (In thousands, except per share amounts)

                                                       Second Quarter Ended                Six Months Ended
                                                   -----------------------------    ------------------------------
                                                      June 28,       June 29,          June 28,         June 29,
STATEMENT OF INCOME SUMMARY                             2003           2002              2003             2002
                                                   -------------  --------------    -------------    -------------
Home manufacturing net sales                       $      65,420  $      103,123    $     122,345    $     195,111
Financial services                                           728             715            1,356            1,147
Retail                                                     1,959           2,030            3,327            3,619
Other                                                        614             775              904            1,679
                                                   -------------  --------------    -------------    -------------
   Total revenue                                   $      68,721  $      106,643    $     127,932    $     201,556
                                                   =============  ==============    =============    =============
Cost of sales                                             57,817          91,769          110,193          173,352
                                                   -------------  --------------    -------------    -------------
   Gross profit                                           10,904          14,874           17,739           28,204

Selling, general and administrative                       11,144          14,558           23,961           30,062
Impairment and other related charges                          54              --               54               --
                                                   -------------  --------------    -------------    -------------
Operating profit (loss)                                     (294)            316           (6,276)          (1,858)
Other income (expense):                            -------------  --------------    -------------    -------------
   Interest expense                                         (278)           (386)            (561)            (759)
   Other, net                                                163             248              246              647
                                                   -------------  --------------    -------------    -------------
                                                            (115)           (138)            (315)            (112)
                                                   -------------  --------------    -------------    -------------
Income (loss) before income taxes (benefit)                 (409)            178           (6,591)          (1,970)
Income taxes (benefit)                                        --              62               --           (3,212)
Income (loss) before cumulative effect             -------------  --------------    -------------    -------------
   of change in accounting principle                        (409)            116           (6,591)           1,242
Cumulative effect of change in accounting
   principle, net of tax benefit of $1,306                    --              --               --          (14,162)
                                                   -------------  --------------    -------------    -------------
Net income (loss)                                  $        (409) $          116    $      (6,591)   $     (12,920)
Basic and diluted income (loss) per share:         =============  ==============    =============    =============
   Income (loss) before cumulative effect
     of change in accounting principle             $       (0.02) $        0.01     $       (0.37)   $        0.07
   Cumulative effect of change
     in accounting principle                                  --              --               --            (0.80)
                                                   -------------  --------------    -------------    -------------
   Net income (loss)                               $       (0.02) $         0.01    $       (0.37)   $       (0.73)
                                                   =============  ==============    =============    =============
Weighted average shares outstanding - basic               17,666          17,665           17,666           17,664
                                                   =============  ==============    =============    =============
Weighted average shares outstanding - diluted             17,666          17,760           17,666           17,742
                                                   =============  ==============    =============    =============


Cavalier Homes, Inc. Data Sheet  (Unaudited) (Continued)
                                        (In thousands, except per share amounts)

                                                       Second Quarter Ended                Six Months Ended
                                                   -----------------------------    ------------------------------
OPERATING DATA SUMMARY                                June 28,       June 29,         June 28,          June 29,
Manufacturing sales:                                    2003           2002             2003              2002
                                                   -------------  --------------    -------------    -------------
Floor shipments                                            3,549           6,020            6,643           11,671
Home shipments:
     Single section                                          285             699              503            1,360
     Multi-section                                         1,632           2,661            3,070            5,156
                                                   -------------  --------------    -------------    -------------
Total shipments                                            1,917           3,360            3,573            6,516
Shipments to company-owned retail locations                  (35)            (47)             (53)             (94)
                                                   -------------  --------------    -------------    -------------
Wholesale shipments to independent retailers               1,882           3,313            3,520            6,422
                                                   =============  ==============    =============    =============
Retail sales:
     Single section                                           14              14               23               34
     Multi-section                                            35              36               65               63
                                                   -------------  --------------    -------------    -------------
Total sales                                                   49              50               88               97
                                                   =============  ==============    =============    =============
Cavalier produced homes sold                                  44              42               76               84
                                                   =============  ==============    =============    =============
Used homes sold                                                5               8               12               13
                                                   =============  ==============    =============    =============
Independent exclusive dealer locations                       168             259              168              259
Company-owned stores                                           3               5                3                5
Home manufacturing facilities -- operating                     7              14                7               14
Installment loan purchases                         $      11,136  $       13,281    $      20,345    $      21,879

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      25,491    $      28,491
Accounts receivable, less allowance for losses                                             11,937           19,360
Inventories                                                                                13,321           21,064
Other current assets                                                                        7,278           19,194
                                                                                    -------------    -------------
   Total current assets                                                                    58,027           88,109
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         45,474           57,375
Installment contracts receivable, less allowance
   for credit losses                                                                        5,212            3,538
Other assets                                                                                2,938            8,109
                                                                                    -------------    -------------
   Total assets                                                                     $     111,651    $     157,131
                                                                                    =============    =============
Current portion of long-term debt                                                   $       1,390    $       1,304
Notes payable                                                                                  22            2,509
Other current liabilities                                                                  51,169           58,926
                                                                                    -------------    -------------
   Total current liabilities                                                               52,581           62,739
                                                                                    -------------    -------------
Long-term debt                                                                             18,586           23,011
Other long-term liabilities                                                                 1,539            4,101
Stockholders' equity                                                                       38,945           67,280
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $     111,651    $     157,131
                                                                                    =============    =============
OTHER INFORMATION
Working capital                                                                     $       5,446    $      25,370
Current ratio                                                                            1.1 to 1          1.4 to 1
Number of shares outstanding                                                               17,666           17,666
Stockholders' equity per share                                                      $        2.20    $        3.81
CIS installment loan portfolio                                                      $      11,169    $       8,833
Depreciation                                                                        $       2,508    $       3,318